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                                                               EXHIBIT 10.15(c)




                                     SECOND
                             MODIFICATION AGREEMENT


         THIS SECOND MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 10th day of January, 1997, by and among MELLON BANK, N.A. ("Bank"), and Newmark Homes, L.P., a Texas limited partnership ("Borrower").


                              W I T N E S S E T H:

         WHEREAS, Bank previously extended or agreed to extend credit to Newmark Home Corporation ("Newmark"), as evidenced by that certain Construction Loan Agreement dated as of January 10, 1996 (such Construction Loan Agreement, as amended from time to time, being referred to herein as the "Original Loan Agreement"), with advances thereunder to be evidenced by the Revolving Construction Facility Note of same date in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000) (such promissory note as modified by the First Modification Agreement (hereinafter defined), this Second Modification Agreement, and as further renewed, rearranged, or extended, is hereinafter referred to as the "Note"); and

         WHEREAS, pursuant to Modification Agreement dated as of October 1, 1996 executed by and among Bank, Newmark, NHC Homes, Inc. and Borrower (the "First Modification Agreement"), Borrower assumed the liabilities, obligations, and indebtedness of Newmark under the Note and the Original Loan Agreement; and

         WHEREAS, Bank and Borrower are amending and restating in its entirety the Original Loan Agreement and, among other things, Bank is increasing its commitment thereunder to $20,000,000, subject to all the terms and conditions of the Amended and Restated Credit Agreement; and

         WHEREAS, Bank is the present owner and holder of the Note and the "Beneficiary" under the Mortgages securing the same, and Borrower and Bank desire to amend and modify the Note and to extend the liens granted in favor of Bank pursuant to the various Deeds of Trust, Security Agreements and Financing Statements in favor of J. Dickson Rogers, Trustee, for the benefit of Bank incorporating by reference the terms and conditions of the Master Deed of Trust;

         NOW, THEREFORE, in consideration of the mutual covenants, considerations and agreements contained herein, it is agreed as follows:

         1. The outstanding principal balance of the Note as of January 10, 1997 is $5,075,326.28.
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         2.      The commitment of the Bank has been increased subject to the terms and conditions of the Amended and Restated Construction Loan Agreement of even date herewith executed by and between Bank and Borrower. The maximum stated principal amount of the Note is increased to $20,000,000. The principal of the Note is and shall be due and payable on October 10, 1998.

         3. Accrued and unpaid interest at the rate specified in the Note shall remain due and payable monthly on the days specified in the Note.

         4. This Second Modification Agreement, the Note, the Security Instruments, and the maximum rate of nonusurious interest applicable to the loan evidenced by the Note shall be governed by (i) the laws of the United States of America and the State of Texas in effect on the date of the loan evidenced by the Note, (ii) to the extent allowed by applicable law, such laws as are presently in effect, to the extent they provide a higher maximum rate of nonusurious interest than laws in effect on the date of the loan and, (iii) to the extent allowed by applicable law, such laws as may hereafter be in effect to the extent they provide a higher maximum rate of nonusurious interest than laws presently in effect. In no event shall Tex. Rev. Civ. Stat. Ann. Art. 5069 Ch. 15, as amended (which regulates certain revolving loan accounts and revolving triparty accounts) apply hereto or thereto.

         5. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as amended.

         6. Except as herein modified, the Note (including provisions therein, if any, providing for recapture of interest in the event the otherwise stated rate of interest is limited by the highest lawful contract rate), the Security Instruments, as supplemented, and all other instruments executed in connection with or as security for the payment of the Note, or in the performance of the Borrower's obligations under any and all of such instruments, shall in all respects remain in full force and effect according to the terms, provisions and conditions thereof, and any and all rights, titles, interests, liens and powers created or existing thereunder are renewed, extended and carried forward hereby.

         7. Borrower hereby ratifies and confirms its assumption of and agreement to pay all obligations, liabilities and indebtedness arising under the Note, as increased hereby or under the Security Instruments.

         8. Capitalized terms used but not defined herein shall have the meaning set forth in the Amended and Restated Credit Agreement.

         9. This Agreement shall not be effective until it has been executed in Pittsburgh, Pennsylvania by Bank.

         10. This Agreement is being executed in multiple original counterparts. For recording purposes, various counterparts have been executed for recording. Each of such





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counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         11. THIS SECOND MODIFICATION AGREEMENT, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGES AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Address:                             NEWMARK HOMES, L.P.
10435 Greenbough, Ste. 101
Stafford, TX 77477                   By:   NEWMARK HOME CORPORATION,
                                           Its Sole General Partner

                                     By: /s/ TERRY WHITE
                                        ----------------------------------------
                                        Terry White, Chief Financial Officer




Address:                             MELLON BANK, N.A.
One Mellon Bank Center
Pittsburgh, PA 15258-0001

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------





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THE STATE OF TEXAS           )
                             )
COUNTY OF FORT BEND          )

         This instrument was acknowledged before me on March 10, 1997 by Terry White, Chief Financial Officer of Newmark Home Corporation, a Nevada corporation, Sole General Partner of Newmark Homes, L.P., a Texas limited partnership, on behalf of said limited partnership.


                                       /s/ LINDA SOTIER
[SEAL]                                 ---------------------------------------
                                       Notary Public, State of Texas





THE STATE OF PENNSYLVANIA                  )
                                           )
COUNTY OF ________________________         )

         This instrument was acknowledged before me on ________________, 1997 by _______________________, __________________ of Mellon Bank, N.A., a national banking association, on behalf of said banking association.


                                       ---------------------------------------
                                       Notary Public, State of Pennsylvania





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